
A350 AIRBUS

CIRCOR

Energy | Aerospace & Defense

Fourth Quarter 2014 Investor Review

Presented February 18, 2015

Safe Harbor

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of CIRCOR. Any statements in this presentation that are not statements of historical fact are forward-looking statements, including, but not limited to, those relating to CIRCOR's future performance, including first-quarter revenue and earnings guidance, as well as the savings anticipated to result from the restructuring activities discussed herein. Actual events, performance or results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ THE SECTION ENTITLED "RISK FACTORS" IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Within this presentation the Company uses non-GAAP financial measures, including adjusted net income, adjusted earnings per diluted share, adjusted operating income, adjusted operating margin, net debt, free cash flow and Q1 2014 pro forma revenue and adjusted earnings per diluted share. These measures are intended to serve as a complement to results provided in accordance with accounting principles generally accepted in the United States. CIRCOR believes that such information provides an additional measurement and consistent historical comparison of the Company's performance. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is available in the Company's fourth-quarter 2014 news release available on its website at www.circor.com.

Q4 and Full Year 2014 Financial Highlights

	YOY Change
Fourth-Quarter 2014	
• Revenues of $218.6 million	+6% organically
• Adjusted Operating Margin of 9.6%	-200 bps
• Adjusted EPS of $1.08	+13 cents
Full-Year 2014	
• Revenues of $841.4 million	-1% organically
• Adjusted Operating Margin of 10.2%	+30 bps
• Adjusted EPS of $3.72	+51 cents

Note: AOI Margin and Adjusted EPS includes $6.5 million of Q4 2014 charges associated with certain Brazilian customers and excludes, inventory restructuring, special, restructuring charges/(recoveries) and impairments of $12.9 million and $21.5 million during Q4 2014 and FY2014 respectively.

2014 Pro forma Revenue Distribution



Aerospace & Defense
22%
Upstream Oil & Gas
37%
Midstream, Downstream, Power and Industrial
41%
Instrumentation & Sampling
7%
Control Valves
2%
Engineered Valves
8%
20%
Distributed Valves

Note: Excludes divestiture of two business units.

CIRCOR

Energy Segment Highlights

($US, in millions)

	Q4 2014	Q4 2013	YOY Change
Revenues	172.4	162.6	6%
Adjusted operating margin	14.3%	17.1%	-280 bps

- **Revenues increased 6% (+10% organically)**
  - NA short-cycle
  - Large international projects
  - Instrumentation and Sampling
- **Adjusted operating margin decreased 280 bps**
  - Higher productivity and restructuring savings
  - Favorable pricing
  - Includes $6.5 charge for Brazilian customers



CIRCOR engineered valves for projects in Myanmar and Oman

Q4 2014
Investor Review

CIRCOR

Note: AOI Margin excludes impairment, special and restructuring charges.

Aerospace & Defense Segment Highlights

($US, in millions)

	Q4 2014	Q4 2013	YOY Change
Revenues	46.1	51.4	(10%)
Adjusted operating margin	5.3%	8.4%	-310 bps

- **Revenues decreased 10% (-7% organically)**
  - Lower landing gear and industrial sales
  - Higher UK navy shipments
- **Adjusted operating margin decreased 310 bps**
  - Impact from structural landing gear product line exit
  - Lower margin from French businesses



Directional control valves for BAE Systems

Q4 2014 Investor Review

CIRCOR

Note: AOI Margin excludes impairment, special and restructuring charges.

Q4 P&L Highlights

($US, in millions except per share data)

	Q4 2014	Q4 2013
Segments' **adjusted operating income**[1]	27.0	32.2
Special charges, net	12.2	5.2
Impairment charges, net	0.7	6.9
Restructuring inventory charges, net	-	0.6
Corporate expenses[1]	6.0	7.4
Operating Income	**8.2**	**12.1**
Net interest (expense)	(0.4)	(0.8)
Other income (expense)	0.7	(0.2)
Benefit (provision) for income taxes	0.7	(2.3)
Net Income	**9.2**	**8.8**
Tax Rate	(8.2%)	20.7%
Diluted shares ('000)	17,782	17,710
US GAAP EPS	0.51	0.50
Adjusted EPS[2]	**1.08**	**0.95**

[1]Excludes special and restructuring charges

[2]Excludes special and restructuring charges, net of tax

Cash Flow and Debt Highlights

($US, in millions except per share data)

	FY 2014	FY 2013
Cash Flow from Operations	70.8	72.2
Capital Expenditures	(12.8)	(17.3)
Free Cash Flow	58.0	54.9

	Dec. 31, 2014	Dec. 31, 2013
Total Debt	13.7	49.6
Cash, Cash Equivalents & ST Investments	121.4	102.3
Net Debt (Cash)	(107.7)	(52.6)
Debt to Equity	3%	10%

Announced $75 million share repurchase program

Note: Net Debt is defined as Total Debt less cash, cash equivalents and short term investments.

Pro forma Q1 2014

($US, in millions except per share data)

	Revenue	Adjusted EPS
Q1 2014 Actuals	$211.2	$0.78
FX - Estimate	(12.0)	(0.10)
Divestitures	(13.0)	-
Q1 2014 Pro forma	$186.2	$0.68

Notes:

1) FX assumes Q1 2014 foreign subsidiary amounts are converted to $US at the following rates; Euro = $1.14, GBP $1.5

2) Divestitures reflects amounts associated with two divested business units

3) For a reconciliation of Q1 2014 Adjusted EPS to US GAAP earnings per diluted share, refer to the Company's fourth quarter 2014 earnings release

Q1 2015 Guidance as of February 18, 2015

($US, in millions except per share data)

	Q1 2015	
	Low	High
Revenue	**$155**	**$170**
Expected Adjusted Earnings Per Common Share (Diluted)	**0.60**	**0.70**
Less:		
Restructuring related charges, net of tax Special charges, net of tax	0.14	0.12
Expected Earnings Per Common Share (Diluted)	**0.46**	**0.58**

CIRCOR

Note: Assumes 26% to 27% tax rate and exchange rates at present levels.

Appendix

Order Trends

($US, in millions)

Energy


187
160
160
198
158
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014

Aerospace & Defense


44
40
43
45
45
Q4 2013
Q1 2014
Q2 2014
Q3 2014
Q4 2014